UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2007

(Date of earliest event reported) (March 21, 2007)

Multimedia Games, Inc.

(Exact Name of Registrant as Specified in its Charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Existing Loan Agreement

On March 21, 2007, MGAM Systems, Inc. and Megabingo, Inc. (together, the “Subsidiaries”), each a Delaware corporation and wholly-owned subsidiary of Multimedia Games, Inc., a Texas corporation (“Multimedia Games”), entered into a Second Amendment (the “Amendment”) to that certain Amended and Restated Loan Agreement dated November 16, 2005, by and between the Subsidiaries and Comerica Bank (the “Bank”), as amended by that certain First Amendment to Amended and Restated Loan Agreement by and between the Subsidiaries and the Bank dated June 27, 2006 (the “Existing Loan Agreement”).

The Amendment amends the Existing Loan Agreement to reduce the minimum EBIDTA (determined in accordance with generally accepted accounting principals; on a trailing twelve month basis) that Multimedia Games and its subsidiaries, on a consolidated basis, must maintain from $60 million to $52 million through the quarter ending September 30, 2007, after which the minimum EBIDTA requirement will return to $60 million. As under the Existing Agreement, the Amendment provides that the Bank may reset the minimum EBITDA amount annually (or more frequently upon an Event of Default (as defined in the Existing Loan Agreement, as amended by the Amendment)) upon receipt and review of the financial projections and statements delivered by Multimedia Games and the Subsidiaries to the Bank in accordance with the Existing Loan Agreement, as amended by the Amendment.

In connection with the Amendment, Multimedia Games and Multimedia Services, L.L.C., a wholly-owned subsidiary of Multimedia Games (together, the “Guarantors”), executed and delivered to the Bank an Affirmation of Guaranty dated March 21, 2007 (the “Affirmation of Guaranty”) pursuant to which the Guarantors consented to the Amendment and agreed that their guaranty under that certain Unconditional Guaranty dated June 25, 2003, as amended by that certain Affirmation and Amendment of Guaranty dated November 16, 2005, will remain effective.

The foregoing descriptions of the Amendment and Affirmation of Guaranty do not purport to be complete and are qualified in their entirety by reference to the Amendment and Affirmation of Guaranty, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated into this report by reference.

Commitment for New Credit Facility

On March 21, 2007, the Subsidiaries and the Bank also entered into a Commitment Letter, dated as of such date (the “Commitment Letter”), pursuant to which the Bank has provided the Subsidiaries with a commitment to arrange and syndicate, on a fully underwritten basis, a new $150 million, five-year senior secured revolving credit facility. The new facility, which Multimedia Games expects will close by mid-April, 2007, will replace Multimedia Games’ existing $75 million revolving credit facility under the Existing Loan Agreement, as amended by the Amendment. The Commitment Letter provides that the new facility will include a first perfected security interest on all tangible and intangible assets of the Subsidiaries and a first perfected pledge of stock of certain domestic and international subsidiaries and will be covered by secured guaranties of Multimedia Games and all its significant domestic subsidiaries. The Commitment Letter provides that the new facility shall bear interest at various rates, over the applicable base rate (the higher of the Bank’s prime rate or the federal funds rate plus 50 basis points) or over a Eurodollar rate, and includes customary representations and warranties, conditions to borrowing, covenants and events of default.

A copy of the press release announcing the Commitment Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Amended and Restated Loan and Security Agreement entered into as of March 21, 2007 by and between Comerica Bank and MGAM Systems, Inc., a Delaware corporation, and Megabingo, Inc., a Delaware corporation.

10.2	Affirmation of Guaranty entered into by Multimedia Games, Inc. and Multimedia Services, L.L.C. as of March 21, 2007.

99.1	Press release of Multimedia Games, Inc. dated March 21, 2007 entitled “Multimedia Games Secures Commitment For New $150 Million Credit Facility”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: March 27, 2007	By:	/s/ Randy S. Cieslewicz
Randy S. Cieslewicz Interim Chief Financial Officer